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                                                                   Exhibit 2.5


          THIS TAX ESCROW AGREEMENT (the "Escrow Agreement") dated as of January 5, 2000, is made by and among AppliedTheory Corporation, a Delaware corporation ("Parent"), AppliedTheory Reef Acquisition Corp., a Delaware Corporation (the "Merger Sub"), United States Trust Company of New York (the "Escrow Agent"), and CRL Network Services, Inc. ("CRL") for the benefit of those parties who are holders of capital stock of CRL on the date hereof (collectively the "Stockholders" and individually a "Stockholder"), as contemplated by that certain Agreement and Plan of Merger, dated as of December 3, 1999, by and among Parent, the Merger Sub, CRL and James G. Couch (the "Agreement and Plan of Merger"). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement and Plan of Merger.

          WHEREAS, Parent, the Merger Sub, CRL and Mr. Couch have entered into the Agreement and Plan of Merger to provide for the merger of the Company and the Merger Sub and the corresponding transfer to the Parent of all the ownership interests of CRL (the "Merger");

          WHEREAS, the closing of the transactions contemplated by the Agreement and Plan of Merger is taking place as of the date hereof and the execution of this Escrow Agreement by the parties is an express condition thereto; and

          WHEREAS, Parent has relied upon the representations, warranties and covenants of CRL and Mr. Couch provided in the Agreement and Plan of Merger and in the Schedules, Exhibits and other instruments or agreements delivered to and in favor of Parent pursuant to the Agreement and Plan of Merger.

          NOW, THEREFORE, to induce Parent to proceed with the Closing and the Merger, and in further consideration of the mutual covenants and agreements contained herein and in the Agreement and Plan of Merger, and intending to be legally bound, the parties hereto do hereby agree as follows:

                                    ARTICLE I
                                   DEFINITION

          For purposes of this Escrow Agreement, with respect to each Stockholder or a group of Stockholders, "Ownership Share" shall mean that proportion of the total Company Stock outstanding as of the date hereof which is owned by such Stockholder or number of shares such group of Stockholders, as the case may be. Attached hereto as Schedule A is a list identifying the Ownership Share for each Stockholder and any group of Stockholders who hold their Company Stock together, expressed as a percentage.

                                   ARTICLE II
                                   ESCROW FUND

          SECTION 2.1. Contemporaneous with the execution of this Escrow Agreement, Parent shall deposit at Closing 19,882.35 shares of Parent Common Stock

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and $97,882.35 with the Escrow Agent, such deposit to constitute an escrow fund
(the "Escrow Fund") to be governed by the terms set forth herein.

          SECTION 2.2. The Escrow Agent shall hold, safeguard and dispose of the Escrow Fund in accordance with the terms hereof and shall treat such Escrow Fund as an escrow fund in accordance with the terms hereof.

          SECTION 2.3. For purposes of this Escrow Agreement, the per share value of the Stock Consideration shall be $16.00, the same per share value as such Stock Consideration has pursuant to the Agreement and Plan of Merger.

                                  ARTICLE III
                      ESCROW PERIOD; NOTICE OF TERMINATION

          The shares of Parent Common Stock and cash deposited in the Escrow Fund shall remain in the Escrow Fund for the period beginning on the date hereof and ending five days following the later to occur of (a) the day upon which Parent or the Merger Sub (the "Receiving Party"), as the case may be, shall receive from the United States Internal Revenue Service any tax refund (the "1997 Refund") to which Parent or the Merger Sub shall be entitled in respect of taxes previously paid by or for CRL for the fiscal year ending December 31, 1997, or (b) the day upon which it shall have been finally determined that neither CRL, nor the Merger Sub, nor Parent are entitled to a 1997 Refund (such period being the "Escrow Period"). Prior to the termination of the Escrow Period pursuant to this Article III, either Parent or the Merger Sub shall notify CRL and its counsel in writing of the facts giving rise to the termination of the Escrow Period, of the amount of any 1997 Refund received and of the date upon which the Escrow Period shall terminate pursuant to this Article III, such notice to be provided as further described in Article XIV of this Escrow Agreement.

                                   ARTICLE IV
                DISTRIBUTION IF 1997 REFUND IN EXCESS OF $416,000

          In the event that the Receiving Party shall receive a 1997 Refund in an amount equal to or less than $416,000, the Receiving Party shall be entitled to payment from the Escrow Fund of a pro rata portion of the Stock Consideration and Cash Consideration equal to the difference between $416,000 and the amount of the 1997 Refund and the Stockholders shall collectively be entitled to payment of the balance of the Escrow Fund. In the event that it shall have been finally determined that neither CRL, nor the Merger Sub, nor Parent are entitled to a 1997 Refund, at the termination of the Escrow Period the Parent or, at the Parent's option, the Merger Sub, shall be entitled to payment of all Parent Common Stock and cash in the Escrow Fund.

                                    ARTICLE V
                           EXPIRATION OF ESCROW PERIOD
                                       and
                           PAYMENT OF THE ESCROW FUND

          Upon the expiration of the Escrow Period, if the Stockholders shall be entitled to a payment pursuant to Article IV hereof, the Escrow Agent shall deliver to


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each Stockholder his Ownership Share of the Stock Consideration and the Cash
Consideration in the Escrow Fund; provided, that such Stockholder shall have delivered his or her shares of Company Stock to Parent or the Merger Sub on or before the expiration of the Escrow Period. In the event that upon the expiration of the Escrow Period one or more Stockholders shall have failed to deliver his or her certificates representing shares of Company Stock (collectively the "Non-Delivering Stockholders" and individually a "Non-Delivering Stockholder"), at that time the Escrow Agent shall deliver the Non-Delivering Stockholders' Ownership Share of the Escrow Fund to Parent; provided, that following the Expiration of the Escrow Period, Parent and the Merger Sub hereby agree to deliver to any Non-Delivering Stockholder a payment of Stock Consideration and Cash Consideration corresponding to his or her Ownership Share of the Stock Consideration and the Cash Consideration in the Escrow Fund, such payment to be made as described in that certain letter agreement, dated as of the date hereof, between Parent and CRL.

                                   ARTICLE VI
                           DISTRIBUTION OF ESCROW FUND

          In the event that the 1997 Refund shall be any amount greater than $416,000, upon the Expiration of the Escrow Period the Stockholders shall collectively be entitled to receive Merger Consideration from Parent and the Merger Sub having a value equal to the amount by which the 1997 Refund exceeds $416,000; provided, that 23.52941% of such Merger Consideration shall take the form of Cash Consideration and 76.47059% of such Merger Consideration shall take the form of Stock Consideration; provided, further that the parties hereto understand that each Stockholder shall receive his Ownership Share of the Stock Consideration and the Cash Consideration to be paid pursuant to this Article VI; and provided further that Parent and the Merger Sub shall not be required to pay any Stockholder pursuant to this Article VI and upon the expiration of the Escrow Period unless such Stockholder shall have delivered his or her shares of Company Stock to Parent or the Merger Sub on or before the expiration of the Escrow Period; and provided further that Parent and the Merger Sub hereby agree to pay any Non-Delivering Stockholder his or her Ownership Share of the Stock Consideration and the Cash Consideration due pursuant to this Article VI in accordance with that certain letter agreement, dated as of the date hereof, between Parent and CRL.

                                  ARTICLE VII
                   ESCROW AGENT'S RIGHTS AND RESPONSIBILITIES

          To induce the Escrow Agent to act hereunder, it is further agreed that:

          (a) Any recitals contained in this Escrow Agreement shall be deemed to be those of the principals and not those of the Escrow Agent.

          (b) The Escrow Agent shall not be under any duty to give the property held hereunder any greater degree of care than it gives its own similar property.

          (c) The Escrow Agent may engage legal counsel who may not be counsel for any party to the Escrow Agreement and may act upon advice of counsel in


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     reference to any matter connected herewith and shall not be liable for any acts or omissions taken or suffered pursuant to the opinion of such counsel. The fees and expenses of such counsel shall be deemed to be a proper expense for which the Escrow Agent will have a lien against the Escrow Fund.

          (d) The Escrow Agent shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver this Escrow Agreement or any documents or papers deposited or called for hereunder. The Escrow Agent shall be protected in acting upon any notice, request, consent, certificate, order, affidavit, letter, telegram or other paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons.

          (e) The Escrow Agent shall not be liable for the outlawing of any rights under any statute of limitations with respect to this Escrow Agreement or any documents deposited with the Escrow Agent.


          (f) The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person, excepting only orders or process of courts of law, and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree of any court, the Escrow Agent shall not be liable to any of the parties hereto or to any other person by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

          (g) The Escrow Agent is authorized to rely on the written instructions of CRL as being the acts of CRL.

          (h) The duties of the Escrow Agent shall be as expressed under this Escrow Agreement, and the Escrow Agent shall have no implied duties. The permissive right or power to take any action shall not be construed as a duty to take action under any circumstances, and the Escrow Agent shall not be liable except in the event of its gross negligence or willful misconduct.

          (i) The Escrow Agent shall not be called upon to advise any party as to its rights and obligations hereunder.

          (j) In consideration of its acceptance of the appointment as the Escrow Agent, and except with respect to the Escrow Agent's own gross negligence or willful misconduct or acts or omissions by the Escrow Agent not in good faith, the other parties hereto agree, jointly and severally, to indemnify and hold the Escrow Agent harmless as to any loss or liability incurred by it to any person, firm or corporation by reason of its having accepted the same or in carrying out any of the terms hereof, and to reimburse the Escrow Agent for all its expenses, including attorney's fees, incurred by reason of its position hereunder or actions taken pursuant hereto. The Escrow Agent shall have no liability under, or duty to inquire into, the terms and provisions of this Escrow Agreement, and it is agreed that its duties are purely ministerial in nature and that the Escrow Agent shall


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     incur no liability whatsoever except for willful misconduct or gross negligence so long as it has acted in good faith. This paragraph (j) shall survive the termination of the Escrow Agreement.

          (k) The Escrow Agent may execute any of the duties under this Escrow Agreement by or through agents or receivers.

          (l) Unless specifically required by this Escrow Agreement, the Escrow Agent shall not be required to give any bond or surety or report to any court despite any statute, custom or rule to the contrary.

          (m) In the event the Escrow Agent becomes involved in litigation by reason hereof, it is hereby authorized to deposit with the clerk of the court in which the litigation is pending any and all funds, securities or other property held by it pursuant hereto, less its fees, expenses and advances, and thereupon shall stand fully relieved and discharged of any further duties hereunder. Also, in the event the Escrow Agent is threatened with litigation by reason hereof, it is hereby authorized to implead all interested parties in any court of competent jurisdiction and to deposit with the clerk of such court any such funds, securities or other property held by it pursuant hereto, less its fees, expenses and advances, and thereupon shall stand fully relieved and discharged of any further duties hereunder.

          (n) The Escrow Agent shall not be obligated to risk its own funds in the administration of the Escrow Fund and shall have a lien against any funds, securities or other property in its possession or control for its fees, expenses and advancements. The Escrow Agent need not take any action under this Escrow Agreement which may involve it in any expense or liability until indemnified to its satisfaction for any expense or liability it reasonably believes may occur.

                                  ARTICLE VIII
                    UNDERTAKINGS OF PARENT AND THE MERGER SUB

          The Parent and the Merger Sub hereby undertake and agree with CRL that following the closing of the Merger, they will use their best reasonable efforts to promptly prepare and file an application with the United States Internal Revenue Service seeking any 1997 Refund to which they are entitled; provided, that CRL hereby understands and acknowledges that the application for any 1997 Refund shall be made in conjunction with the filing by the Parent and the Merger Sub of the tax returns for such entities for the fiscal year ending December 31, 1999 (the "1999 Returns") and that the Parent and the Merger Sub shall have no obligation to file any separate forms, documents or applications seeking any 1997 Refund prior to the filing by the Parent and the Merger of the 1999 Returns.

                                   ARTICLE IX
                                     RECORDS

          The Escrow Agent shall maintain a record of all its activities as Escrow Agent and a record of all payments from the Escrow Fund to Parent, the Merger Sub, the Stockholders or any other party.


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                                    ARTICLE X
                           RESIGNATION OF ESCROW AGENT

          The Escrow Agent, or any successor, may resign as Escrow Agent hereunder by giving 30 days' written notice thereof to CRL and Parent by registered or certified mail. Such resignation shall become effective following such written notice upon the earlier of the appointment by Parent and CRL of a successor escrow agent that accepts the appointment and agrees to be bound by the provisions of an agreement substantially similar to this Escrow Agreement or the expiration of 30 days thereafter. Upon the effectiveness of such resignation, all duties hereunder of the Escrow Agent so resigning shall cease, other than the duty to account in accordance with Article VIII. CRL and Parent shall have the right to terminate the appointment of the Escrow Agent hereunder by giving written notice thereof to the Escrow Agent, specifying the date upon which such termination shall take effect. A condition precedent to such termination shall be the designation of a successor escrow agent, selected by Parent and CRL, that has accepted the appointment and agreed to be bound by the provisions of an escrow agreement substantially similar to this Escrow Agreement. In event of such termination, the Escrow Agent shall turn over and deliver to such successor escrow agent the Escrow Fund, and any other sums and the records and instruments held by it under this Escrow Agreement and render the accounting required by Article VIII. Notwithstanding the appointment of a successor escrow agent, the provisions of Article XVI shall govern with respect to Parent's liability for any fees incurred with respect to the administration of the Escrow Fund or charged by any escrow agent.

                                   ARTICLE XI
                                     VOTING

          During the term of this Escrow Agreement, each Stockholder shall be deemed the owner of and shall have voting power over that portion of the Parent Common Stock that is held in the Escrow Fund and corresponds to that percentage of all shares of Parent Common Stock outstanding as of the date hereof that is held by such Stockholder on the date hereof.

                                  ARTICLE XII
                         DIVIDENDS AND DISTRIBUTIONS ON
                               STOCK CONSIDERATION

          During the term of this Escrow Agreement, any dividends or other distributions on the Parent Common Stock that are made in the form of cash or any other form of property, except for ownership rights in the Company or any subsidiary thereof, shall be distributed to the Stockholders, pro rata in accordance with that percentage of all shares of Parent Common Stock outstanding as of the date hereof that is held by such Stockholder on the date hereof. During the term of this Escrow Agreement, any dividends or other distributions on the Parent Common Stock that are made in the form of capital stock or any other form of ownership interest in the Company or any of its subsidiaries shall remain in the Escrow Fund until the end of the term of this Escrow Agreement.


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                                  ARTICLE XIII
                          INCOME ON CASH CONSIDERATION
                                       AND
                              FEES OF ESCROW AGENT

          During the term of this Escrow Agreement, any interest or other income earned on the Cash Consideration in the Escrow Fund shall remain in the Escrow Fund until the expiration of the Escrow Period. Upon the expiration of the Escrow Fund, any interest or other income so earned shall be added to the Cash Consideration and distributed in accordance with Article V hereof.

                                  ARTICLE XIV
                                     NOTICES

          All notices and other communications pursuant to this Escrow Agreement shall be in writing and shall be deemed given if delivered personally, sent by a nationally recognized overnight courier, or mailed by registered or certified mail (return receipt requested), postage prepaid, or sent by facsimile (followed with a copy sent by courier or registered or certified mail return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by notice hereunder):

                         To Parent:     AppliedTheory Corporation
                                        125 Elwood Davis Road
                                        Syracuse, NY 13212
                                        Fax:  (315) 453-3052

                   with a copy to:      Dewey Ballantine LLP

                                        1301 Avenue of the Americas
                                        New York, NY 10019-6092
                                        Attention: Frank E. Morgan, II, Esq.
                                        Fax:  (212) 259-6333

                           To CRL:      James G. Couch
                                        Box 8343
                                        Incline Village, NV 89452
                                        Fax:  (775) 831-0501

                   with a copy to:      Sheppard, Mullin, Richter & Hampton LLP
                                        Four Embarcadero Center
                                        17th Floor
                                        San Francisco, CA 94111-4106
                                        Attn:  A. John Murphy
                                        Fax:  (415) 434-3947


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              To the Escrow Agent:      United States Trust Company of New York
                                        114 West 47th Street
                                        New York, NY 10036-1532
                                        Attn:  Chris Collins
                                        Fax: (212) 852-1626


All such notices and other communications shall be deemed to have been received
(a) in the case of personal delivery, on the date of such delivery, (b) in the case of delivery by nationally recognized overnight courier, on the business day following dispatch, (c) in the case of mailing, on the third business day following such mailing, and (d) in the case of a facsimile, when the party receiving such facsimile shall have confirmed receipt of the communication (or when the copy sent by courier or registered or certified mail shall have been deemed to have been received pursuant to clause (a), (b) or (c)).

                                   ARTICLE XV
                             SUCCESSORS AND ASSIGNS

          This Escrow Agreement shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto.

                                   ARTICLE XV
                                  GOVERNING LAW

          This Escrow Agreement shall be governed by and interpreted in accordance with the laws of the State of New York without regard to the choice of law principles thereof.

                                   ARTICLE XVI
                                   ESCROW FEES

          James G. Couch and the Merger Sub shall each be responsible for one half of any administration or other fees charged by the Escrow Agent and any successor escrow agent in connection with the performance of this Escrow Agreement.

                                  ARTICLE XVII
                                    EXPENSES

          In the event of any dispute that results in a suit or other legal proceeding to construe or enforce any provision of this Escrow Agreement or because of an alleged breach, default or misrepresentation in connection with any of the provisions of this Escrow Agreement, the parties agree that each party shall be responsible for its own attorneys' fees and other costs incurred in any action or proceeding.

                                  ARTICLE XVIII
                                  COUNTERPARTS

          This Escrow Agreement may be executed in any number of counterparts, each of which when so executed shall constitute an original hereof, but all of which together shall constitute one agreement.


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          IN WITNESS WHEREOF, the undersigned have executed this Escrow
Agreement to be effective as of the day and year first above written.


                                       APPLIEDTHEORY REEF ACQUISITION CORP.:


                                       By:
                                          --------------------------------------
                                          Name: Danny E. Stroud
                                          Title: Vice President - Corporate
                                                 Development and Western
                                                 Operations


                                       APPLIEDTHEORY CORPORATION:


                                       By:
                                          --------------------------------------
                                          Name: Danny E. Stroud
                                          Title: Vice President - Corporate
                                                 Development and Western
                                                 Operations


                                       CRL NETWORK SERVICES, INC.


                                       By:
                                          --------------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:
                                                   -----------------------------


                                       UNITED STATES TRUST COMPANY OF NEW YORK


                                       By:
                                          --------------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:
                                                   -----------------------------